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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K


                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) October 1, 2001
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                      Copelco Capital Funding LLC 99-B
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           (Exact Name of Registrant as Specified in its Charter)



                                  Delaware
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               (State or Other Jurisdiction of Incorporation)


       333-75673                                        Pending
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(Commission File Number)                   (I.R.S. Employer Identification No.)


700 East Gate Drive, Mount Laurel, New Jersey              08054-5404
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  (Address of Principal Executive Offices)                          (Zip Code)


                               (856) 231-9600
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            (Registrant's Telephone Number, Including Area Code)


                                 No Change
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       (Former Name or Former Address, if Changed Since Last Report)






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Item 5.           Other Events.

         Copelco Capital Funding LLC 99-B ("Registrant") is a wholly-owned subsidiary of Citicorp Vendor Finance, Inc., which was formerly known as Copelco Capital, Inc. ("Copelco"). Citibank, N.A. and Citibank Canada (together "Citibank") purchased all of the common stock of Copelco and Copelco Capital Ltd. (a Canadian subsidiary of Copelco), respectively, from Itochu International and III Holdings Inc. (formerly known as Copelco Financial Services Group, Inc.) (collectively, "Itochu International") in
May 2000. Citibank has filed a lawsuit against Itochu International alleging that Itochu International had materially misrepresented Copelco's financial condition to Citibank in connection with Citibank's acquisition of Copelco. The Registrant has reason to believe that the practices leading to Itochu International's alleged misrepresentation to Citibank also have caused (a) the financial information for Copelco disclosed under the heading "Copelco Capital's Underwriting and Servicing Practices" in the Prospectus dated September 17, 1999 (the "Prospectus") and (b) the historical default experience for Copelco's lease portfolio disclosed in the Prospectus to be inaccurate. The Registrant does not believe that any alleged inaccuracies in the disclosed financial information for Copelco or the disclosed historical default experience for Copelco's lease portfolio would have a material adverse effect on the holders of the Series 1999-B Lease Backed Notes.


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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COPELCO CAPITAL FUNDING LLC 99-B
                                   (Registrant)


Dated: October 1, 2001              By: /s/ Frederic S. Becker
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                                      Name: Frederic S.  Becker
                                      Title: Vice President and Treasurer




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